								EXHIBIT 4.8


                      COMMON SECURITIES GUARANTEE AGREEMENT


                             CALENERGY COMPANY, INC.


                          Dated as of February 26, 1997

                      COMMON SECURITIES GUARANTEE AGREEMENT


                  This COMMON SECURITIES GUARANTEE AGREEMENT (the "Common Securities Guarantee"), dated as of February 26, 1997, is executed and delivered by CalEnergy Company, Inc., a Delaware corporation (the "Guarantor"), for the benefit of the Holders (as defined herein) from time to time of the Common Securities (as defined in the Declaration) of CalEnergy Capital Trust II, a Delaware business trust (the "Issuer").

                  WHEREAS, pursuant to an Amended and Restated Declaration of Trust (the "Declaration"), dated as of February 26, 1997, among the Trustees of the Issuer named therein, the Guarantor, as sponsor, and the holders from time to time of undivided beneficial interests in the assets of the Issuer, the Issuer is issuing on the date hereof 92,784 Common Securities, having an aggregate stated liquidation amount of $4,639,200 (plus up to an additional 18,557 Common Securities, having an aggregate liquidation amount of $927,850, to meet the capital requirements of the Trust in the event of an issuance of Additional Preferred Securities (as such term is defined in the Declaration)), designated the 6-1/4% Convertible Common Securities;

                  WHEREAS, as incentive for the Holders to purchase the Common Securities, the Guarantor desires irrevocably and unconditionally to agree, to the extent set forth in this Common Securities Guarantee, to pay to the Holders of the Common Securities the Guarantee Payments (as defined herein) and to make certain other payments on the terms and conditions set forth herein; and

                  WHEREAS, the Guarantor is also executing and delivering a guarantee agreement in substantially identical terms to this Common Securities Guarantee for the benefit of the holders of the 6-1/4% Trust Convertible Preferred Securities (the "Preferred Securities") (the "Preferred Securities Guarantee") except that if an Event of Default (as defined in the Indenture), has occurred and is continuing, the rights of holders of the Common Securities to receive Guarantee Payments under this Common Securities Guarantee are subordinated to the rights of Holders of Preferred Securities to receive Guarantee Payments under the Preferred Securities Guarantee.

                  NOW, THEREFORE, in consideration of the purchase by each Holder of Common Securities, which purchase the Guarantor hereby agrees shall benefit the Guarantor, the Guarantor executes and delivers this Common Securities Guarantee for the benefit of the Holders.


                                    ARTICLE I

                  SECTION 1.1. In this Common Securities Guarantee, unless the context otherwise requires, the terms set forth below shall have the following meanings.

                  (a) Capitalized terms used in this Common Securities Guarantee but not defined in the preamble above have the respective meanings assigned to them in this Section 1.1;

                  (b) Terms defined in the Declaration as at the date of execution of this Common Securities Guarantee have the same meaning when used in this Common Securities Guarantee unless otherwise defined in this Common Securities Guarantee.

                  (c) A term defined anywhere in this Common Securities Guarantee has the same meaning throughout;

                  (d) All references to "the Common Securities Guarantee" or "this Common Securities Guarantee" are to this Common Securities Guarantee as modified, supplemented or amended from time to time;

                  (e) All references in this Common Securities Guarantee to Articles and Sections are to Articles and Sections of this Common Securities Guarantee unless otherwise specified; and

                  (f) A reference to the singular includes the plural and vice versa.

                  "Guarantee Payments" shall mean the following payments or distributions, without duplication, with respect to the Common Securities, to the extent not paid or made by the Issuer: (i) any accrued and unpaid Distributions which are required to be paid on such Common Securities to the extent the Issuer shall have funds available therefore, (ii) the amount payable upon redemption to the extent the Issuer has funds available therefor, with respect to any Common Securities called for redemption by the Issuer, and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of the Issuer (other than in connection with the distribution of Debentures to the Holders in exchange for Common Securities as provided in the Declaration), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid Distributions on the Common Securities to the date of payment, to the extent the Issuer has funds available therefor, and (b) the amount of assets of the Issuer remaining available for distribution to Holders in liquidation of the Issuer (in either case, the "Liquidation Distribution").

                  "Holder" shall mean any holder, as registered on the books and records of the Issuer, of any Common Securities.


                                   ARTICLE II

                  SECTION 2.1. The Guarantor irrevocably and unconditionally agrees to pay in full to the Holders the Guarantee Payments (without duplication of amounts theretofore paid by the Issuer), as and when due, regardless of any defense, right of set-off or counterclaim which the Issuer may have or assert. The Guarantor's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Guarantor to the Holders or by causing the Issuer to pay such amounts to the Holders.

                  SECTION 2.2. If an Event of Default (as defined in the Indenture), has occurred and is continuing, the rights of Holders of the Common Securities to receive Guarantee Payments under this Common Securities Guarantee are subordinated to the rights of Holders of Preferred Securities to receive Guarantee Payments under the Preferred Securities Guarantee.

                  SECTION 2.3. The Guarantor hereby waives notice of acceptance of this Common Securities Guarantee and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Issuer or any other Person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

                  SECTION 2.4. The obligations, covenants, agreements and duties of the Guarantor under this Common Securities Guarantee shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

                  (a) the release or waiver, by operation of law or otherwise, of the performance or observance by the Issuer of any express or implied agreement, covenant, term or condition relating to the Common Securities to be performed or observed by the Issuer;

                  (b) the extension of time for the payment by the Issuer of all or any portion of the Distributions, amount payable upon redemption, Liquidation Distribution or any other sums payable under the terms of the Common Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Common Securities (other than an extension of time for payment of Distributions, amount payable upon redemption, Liquidation Distribution or other sum payable that results from the extension of any interest payment period on the Debentures or any extension of the maturity date of the Debentures permitted by the Indenture);

                  (c) any failure, omission, delay or lack of diligence on the part of the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Holders pursuant to the terms of the Common Securities, or any action on the part of the Issuer granting indulgence or extension of any kind;

                  (d) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Issuer or any of the assets of the Issuer;

                  (e) any invalidity of, or defect or deficiency in the Common Securities;

                  (f) the settlement or compromise of any obligation guaranteed hereby or hereby incurred; or

                  (g) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor, it being the intent of this Section 2.3 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances.

There shall be no obligation of the Holders or any other Persons to give notice to, or obtain consent of, the Guarantor with respect to the happening of any of the foregoing.

                  SECTION 2.5. The Guarantor expressly acknowledges that any Holder of Common Securities may institute a legal proceeding directly against the Guarantor to enforce its rights under this Common Securities Guarantee, without first instituting a legal proceeding against the Issuer or any other Person.

                  SECTION 2.6. This Common Securities Guarantee creates a guarantee of payment and not of collection.

                  SECTION 2.7. The Guarantor shall be subrogated to all (if any) rights of the Holders of Common Securities against the Issuer in respect of any amounts paid to such Holders by the Guarantor under this Common Securities Guarantee; provided, however, that the Guarantor shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any rights which it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Common Securities Guarantee, if, at the time of any such payment, any amounts are due and unpaid under this Common Securities Guarantee. If any amount shall be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to hold such amount in trust for the Holders and to pay over such amount to the Holders.

                  SECTION 2.8. The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Issuer with respect to the Common Securities and that the Guarantor shall be liable as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this Common Securities Guarantee notwithstanding the occurrence of any event referred to in subsections (a) through (g), inclusive, of Section 2.4 hereof.

                  SECTION 2.9. The Guarantor acknowledges its obligation to issue and deliver common stock upon the conversion of the Common Securities.


                                   ARTICLE III

                  SECTION 3.1. So long as any Common Securities remain outstanding, if (i) the Guarantor shall be in default with respect to its Guarantee Payments or other obligations hereunder, (ii) there shall have occurred and be continuing any event that, with the giving of notice or the lapse of time or both, would constitute an Event of Default under the Indenture or (iii) the Guarantor shall have given notice of its selection of an Extended Interest Payment Period as provided in the Indenture and such period, or any extension thereof, shall be continuing, then the Guarantor shall not (a) declare or pay any dividend on, make any distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock (other than (1) purchases or acquisitions of shares of Common Stock in connection with the satisfaction by the Guarantor of its obligations under any employee benefit plans, (2) as a result of a reclassification of capital stock of the Guarantor or the exchange or conversion of one class or series of the Guarantor's capital stock for another class or series of capital stock of the Guarantor, (3) the purchase of fractional interests in shares of the Guarantor's capital stock pursuant to the conversion or exchange provisions of such capital stock of the Guarantor or the security being converted or exchanged or (4) stock dividends paid by the Guarantor which consist of stock of the same class as that on which the dividend is being paid), (b) make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Guarantor after the date hereof that ranks pari passu with or junior to the Debentures and (c) make any guarantee payments with respect to the foregoing (other than pursuant to the Preferred Securities Guarantee).

                  SECTION 3.2. This Common Securities Guarantee will constitute an unsecured obligation of the Guarantor and will rank (i) subordinate and junior in right of payment to all other liabilities of the Guarantor, except any liabilities that may be made pari passu expressly by their terms, (ii) pari passu with the most senior preferred or preference stock now or hereafter issued by the Guarantor and with any guarantee now or hereafter entered into by the Guarantor in respect of any preferred or preference stock or Preferred Security of any Affiliate of the Guarantor, and (iii) senior to the Guarantor's common stock.


                                   ARTICLE IV

                  SECTION 4.1. This Common Securities Guarantee shall terminate upon (i) full payment of the amount payable upon redemption of the Common Securities, (ii) the distribution of the Guarantor's common stock to the Holders in respect of the conversion of the Preferred Securities into the Guarantor's common stock or the distribution of the Debentures to the Holders of all of the Common Securities or (iii) full payment of the amounts payable in accordance with the Declaration upon liquidation of the Issuer. Notwithstanding the foregoing, this Common Securities Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any Holder of Common Securities must restore payment of any sums paid under the Common Securities or under this Common Securities Guarantee.

                                    ARTICLE V

                  SECTION 5.1. All guarantees and agreements contained in this Common Securities Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of the Holders of the Common Securities then outstanding. Except in connection with any merger or consolidation of the Guarantor with or into another entity or any sale, transfer or lease of all or substantially all of the Guarantor's assets to another entity as permitted under Article Eight of the Indenture, the Guarantor may not assign its rights or delegate its obligations under the Common Securities Guarantee without the prior approval of the Holders of at least a Majority of the aggregate stated liquidation amount of the Common Securities then outstanding.

                  SECTION 5.2. Except with respect to any changes which do not adversely affect the rights of Holders (in which case no consent of Holders will be required), this Common Securities Guarantee may only be amended with the prior approval of the Holders of at least a Majority in liquidation amount of all the outstanding Common Securities. The provisions of Section 12.2 of the Declaration with respect to meetings of Holders of the Securities apply to the giving of such approval.

                  SECTION 5.3. All notices provided for in this Common Securities Guarantee shall be in writing, duly signed by the party giving such notice, and shall be delivered, telecopied or mailed by registered or certified mail, as follows:

                  (a) if given to the Issuer, in care of the Regular Trustees at the Issuer's mailing address set forth below (or such other address as the Issuer may give notice of to the Holders of the Common Securities):

                                    Steven A. McArthur
                                    John G. Sylvia
                                    Gregory Abel
                                    CalEnergy Capital Trust
                                    c/o CalEnergy Company, Inc.
                                    302 South 36th Street, Suite 400

                                    Omaha, Nebraska  68131

                  (b) if given to the Guarantor, at the Guarantor's mailing address set forth below (or such other address as the Guarantor may give notice of to the Holders of the Common Securities):

                                    CalEnergy Company, Inc.
                                    302 South 36th Street, Suite 400
                                    Omaha, Nebraska  68131
                                    Attention:  Chief Financial Officer
                                    with a copy to: General Counsel

                  (c) if given to any Holder of Common Securities, at the address set forth on the books and records of the Issuer.

                  All such notices shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

                  SECTION 5.4. This Common Securities Guarantee is solely for the benefit of the Holders and is not separately transferable from the Common Securities.

                  SECTION 5.5. THIS COMMON SECURITIES GUARANTEE SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

                  THIS COMMON SECURITIES GUARANTEE is executed as of the day and year first above written.

                                              CALENERGY COMPANY,
                                                INC., as Guarantor



                                              By: /s/ Steven A. McArthur
                                                  --------------------------
                                                  Name: Steven A. McArthur
                                                  Title: Senior Vice President,
                                                         General Counsel
                                                         and Secretary